EXHIBIT 5.1

[FEDER, KASZOVITZ, ISAACSON, WEBER,

SKALA, BASS & RHINE LLP LETTERHEAD]

May 20, 2002

JAKKS Pacific, Inc.

22761 Pacific Coast Highway
Malibu, CA 90265

Gentlemen:

      We have acted as counsel for JAKKS Pacific, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the public offering of 325,853 shares of the Company’s common stock, par value $.001 per share (the “Shares”), being offered by the Company to the public stockholders of Toymax International, Inc., a Delaware corporation (“Toymax”), pursuant to that certain Agreement of Merger dated February 10, 2002 by and among the Company, Toymax and JP/ TII Acquisition Corp., a Delaware corporation (the “Merger Agreement”).

      We have examined the Registration Statement, the Merger Agreement, originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and by-laws, records of corporate proceedings, including minutes of meetings and written consents of the Company’s and Toymax’s Board of Directors and stockholders, certificates of public officials and officers and other authorized representatives of the Company, and such other certificates, instruments and documents, and we have made such examination of law as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies thereof.

      Based on the foregoing, we are of the opinion that:

      Assuming that the Company’s amended and restated certificate of incorporation is approved by the Company’s stockholders at the Company’s 2002 Annual Meeting of Stockholders, and the Merger Agreement is approved by a majority of the outstanding voting stockholders of Toymax, the Shares will be duly authorized and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.

Very truly yours,

/s/

FEDER, KASZOVITZ, ISAACSON, WEBER,
SKALA, BASS & RHINE LLP